Zumiez Inc. Announces Fiscal 2011 Second Quarter Results and August 2011 Sales

Second Quarter Sales Increased 14.9% to $112.2 Million; Second Quarter 2011 Diluted EPS Improved to $0.08; August 2011 Comparable Store Sales Increased 4.3%

EVERETT, WA -- (Marketwire - August 31, 2011) - Zumiez Inc. (NASDAQ: ZUMZ), a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the second quarter ended July 30, 2011.

Total net sales for the second quarter (13 weeks) ended July 30, 2011 increased 14.9% to $112.2 million from $97.7 million reported in the second quarter ended July 31, 2010 (13 weeks). Comparable store sales for the second quarter of fiscal 2011 increased 7.5% on top of an increase of 9.3% for the second quarter of fiscal 2010. The Company posted net income for the quarter of $2.6 million or $0.08 per diluted share compared to a net loss of $1.2 million or $0.04 per diluted share. The results for the second quarter 2010 include costs of $1.0 million, or approximately $0.02 per diluted share, associated with the relocation of the Company's distribution center from Everett, Washington to Corona, California, and $2.1 million, or approximately $0.04 per diluted share, for the settlement of a previously disclosed lawsuit.

Total net sales for the six months (26 weeks) ended July 30, 2011 increased 16.7% to $218.1 million from $186.8 million reported for the six months (26 weeks) ended July 31, 2010. The Company reported net income of $4.5 million or $0.14 per diluted share in the first six months of fiscal 2011 compared to a net loss in the first six months of the prior fiscal year of $3.1 million or $0.10 per diluted share. Results for the first six months of fiscal 2010 include costs of $2.2 million, or approximately $0.05 per diluted share, associated with the relocation of the Company's distribution center, and $2.1 million, or approximately $0.04 per diluted share, for the settlement of a previously disclosed lawsuit. Comparable store sales increased 9.9% in the first six months of fiscal 2011 on top of 9.2% for the first six months of 2010.

At July 30, 2011, the Company had cash and current marketable securities of $131.9 million compared to cash and current marketable securities of $91.3 million at July 31, 2010.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "We are pleased with the sales and earnings growth we delivered for the quarter. Our merchandise and expansion strategies are driving improvements across our business and are continuing to strengthen Zumiez's position as the leading action sports retailer. We remain optimistic that our diverse product offering, compelling mix of brands, and commitment to customer service will distinguish our concept further from the promotional competition and provide us with strategic advantages during the key upcoming selling seasons."

August 2011 Sales

Total net sales for the four-week period ended August 27, 2011 increased 10.9% to $65.9 million, compared to $59.4 million for the four-week period ended August 28, 2010. The Company's comparable store sales increased 4.3% for the four-week period on top of a comparable store sales increase of 9.1% in the year ago period.

Third Quarter 2011 Outlook

The Company is introducing guidance for the three months ending October 29, 2011 of net income per diluted share of approximately $0.37 to $0.39 per diluted share. This guidance is based on an anticipated comparable store sales increase in the low single digit range for the third quarter of fiscal 2011.

The Company currently intends to open approximately 45 new stores in fiscal 2011, including its first stores in Canada, with an opening cadence similar to fiscal 2010.

A conference call will be held today to discuss second quarter 2011 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617) 614-3669 followed by the conference identification code of 67795294.

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of August 27, 2011 we operated 425 stores in the United States and 6 stores in Canada, which are primarily located in shopping malls, and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's annual report on Form 10-Q for the quarter ended April 30, 2011 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                             Three Months Ended
                                 -----------------------------------------
                                  July 30,     % of     July 31,    % of
                                    2011      Sales       2010      Sales
                                 ---------- ---------  ---------  --------
Net sales                        $  112,213     100.0% $  97,702     100.0%
Cost of goods sold                   74,916      66.8%    67,203      68.8%
                                 ---------- ---------  ---------  --------
Gross profit                         37,297      33.2%    30,499      31.2%

Selling, general and
 administrative expenses             33,747      30.0%    32,867      33.6%
                                 ---------- ---------  ---------  --------
Operating profit (loss)               3,550       3.2%    (2,368)     (2.4%)

Interest income, net                    434       0.4%       352       0.4%
Other income, net                         3       0.0%        47       0.0%
                                 ---------- ---------  ---------  --------
Earnings (loss) before income
 taxes                                3,987       3.6%    (1,969)     (2.0%)

Provision (benefit) for income
 taxes                                1,396       1.3%      (755)     (0.8%)
                                 ---------- ---------  ---------  --------

Net income (loss)                $    2,591       2.3% $  (1,214)     (1.2%)
                                 ========== =========  =========  ========

Basic earnings (loss) per share  $     0.08            $   (0.04)
                                 ==========            =========

Diluted earnings (loss) per
 share                           $     0.08            $   (0.04)
                                 ==========            =========
Weighted average shares used in
 computation of earnings (loss)
 per share:
  Basic                              30,521               29,954

  Diluted                            31,081               29,954

                                ZUMIEZ INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share amounts)
                                (Unaudited)

                                              Six Months Ended
                                 -----------------------------------------
                                  July 30,     % of     July 31,    % of
                                    2011      Sales       2010      Sales
                                 ---------- ---------  ---------  --------
Net sales                        $  218,064     100.0% $ 186,798     100.0%
Cost of goods sold                  147,345      67.6%   130,801      70.0%
                                 ---------- ---------  ---------  --------
Gross profit                         70,719      32.4%    55,997      30.0%

Selling, general and
 administrative expenses             64,617      29.6%    61,619      33.0%
                                 ---------- ---------  ---------  --------
Operating profit (loss)               6,102       2.8%    (5,622)     (3.0%)

Interest income, net                    947       0.5%       717       0.4%
Other income, net                        58       0.0%        71       0.0%
                                 ---------- ---------  ---------  --------
Earnings (loss) before income
 taxes                                7,107       3.3%    (4,834)     (2.6%)

Provision (benefit) for income
 taxes                                2,630       1.2%    (1,720)     (0.9%)
                                 ---------- ---------  ---------  --------

Net income (loss)                $    4,477       2.1% $  (3,114)     (1.7%)
                                 ========== =========  =========  ========

Basic earnings (loss) per share  $     0.15            $   (0.10)
                                 ==========            =========

Diluted earnings (loss) per
 share                           $     0.14            $   (0.10)
                                 ==========            =========
Weighted average shares used in
 computation of earnings (loss)
 per share:
  Basic                              30,432               29,846

  Diluted                            31,072               29,846

                             ZUMIEZ INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                      July 30,    January 29,     July 31,
                                        2011         2011           2010
                                   ------------- ------------  -------------
              Assets                (Unaudited)                 (Unaudited)
Current assets
Cash and cash equivalents          $      14,157 $     11,357  $       6,842
Marketable securities                    117,744      117,444         84,475
Receivables                               10,690        6,129          8,375
Income taxes receivable                    1,894            -          2,988
Inventories                               84,394       56,303         78,691
Prepaid expenses and other                 7,669        7,210          7,653
Deferred tax assets                        2,328        2,418          3,280
                                   ------------- ------------  -------------
  Total current assets                   238,876      200,861        192,304

Fixed assets, net                         83,713       78,248         78,092
Goodwill and other intangibles            13,154       13,154         13,161
Long-term deferred tax assets              4,211        5,703          6,658
Long-term investments                      2,808        2,766          2,787
Long-term other assets                       605          899          1,164
                                   ------------- ------------  -------------
  Total long-term assets                 104,491      100,770        101,862

  Total assets                     $     343,367 $    301,631  $     294,166
                                   ============= ============  =============

   Liabilities and Shareholders'
               Equity
Current liabilities
Trade accounts payable             $      50,657 $     16,371  $      48,327
Accrued payroll and payroll taxes          6,074        7,580          5,572
Income taxes payable                           -        4,108              -
Deferred rent and tenant
 allowances                                4,138        3,719          3,614
Other liabilities                         12,611       13,683         12,429
                                   ------------- ------------  -------------
  Total current liabilities               73,480       45,461         69,942

Long-term deferred rent and tenant
 allowances                               31,501       27,629         28,046
Long-term other liabilities                1,899        1,806          1,759
                                   ------------- ------------  -------------
  Total long-term liabilities             33,400       29,435         29,805

                                   ------------- ------------  -------------
  Total liabilities                      106,880       74,896         99,747
                                   ------------- ------------  -------------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value,
 20,000 shares authorized; none
 issued and outstanding                        —            —              —
Common stock, no par value, 50,000
 shares authorized; 31,094 shares
 issued and outstanding at July
 30, 2011, 30,835 shares issued
 and outstanding at January 29,
 2011 and 30,600 shares issued and
 outstanding at July 31, 2010             96,468       91,373         86,345
Accumulated other comprehensive
 income (loss)                               163          (17)            12
Retained earnings                        139,856      135,379        108,062
                                   ------------- ------------  -------------
  Total shareholders' equity             236,487      226,735        194,419
                                   ------------- ------------  -------------

  Total liabilities and
   shareholders' equity            $     343,367 $    301,631  $     294,166
                                   ============= ============  =============

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR, Inc.
Brendon Frey
(203) 682-8200